Exhibit 10.17

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of October 20, 2010, is entered into by and between CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (“NewCo”), and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Agent (the “Agent”), for the Lenders (as that term is defined below).

WITNESSETH THAT:

WHEREAS, NewCo is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral (as that term is defined in Section 1); and

WHEREAS, pursuant to that certain Credit Agreement dated as of May 25, 2007, as amended (as the same may be further amended, restated, modified, or supplemented from time to time, the “Credit Agreement”) by and among Agent, NewCo, Alarm Funding, LLC, a Delaware limited liability company (“Alarm Funding”, and together with NewCo, “Borrower”) and Lenders now or hereafter party thereto (“Lenders”), Agent and Lenders have agreed to make certain loans to Borrower;

WHEREAS pursuant to the terms of that certain Borrower Joinder and Assumption Agreement dated as of the date hereof, NewCo has become a Borrower party under the Credit Agreement, and

WHEREAS, the obligation of Agent and Lenders to make loans and other accommodations under the Credit Agreement is subject to the condition, among others, that NewCo secure its obligations to Agent and Lenders under the Credit Documents and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound, the parties covenant and agree as follows:

1.                                       Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.  The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)           “Code” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

(b)           “Collateral” means all of NewCo’s right, title and interest in, to and under the following described property of NewCo (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i)            all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B (as such Schedule is amended or supplemented from time to time), Equipment and Inventory, Fixtures and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including all insurance policies and proceeds thereof);

(ii)           to the extent, if any, not included in clause (i), each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(iii)          all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

(c)           “Secured Obligations” shall mean and include the following:  (i) all now existing and hereafter arising Obligations of NewCo to Agent, Lenders, or any of their respective Affiliates or subsidiaries, under the Credit Documents, including all obligations, liabilities and indebtedness, whether for principal, interest, fees, expenses or otherwise, now existing or hereafter incurred under any Credit Document, together with any and all extensions, renewals, refinancings and refundings thereof in whole or in part (and including obligations, liabilities and indebtedness arising or accruing after the commencement of any Insolvency Proceeding with respect to NewCo or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Credit Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Credit Documents or are made in circumstances in which any condition to extension of credit is not satisfied); and (ii) any sums advanced by Agent or Lenders or which may otherwise become due pursuant to the provisions of any Credit Document or pursuant to any other document or instrument at any time delivered to Agent in connection therewith, including origination, annual, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Credit Document or with respect to any default  under any of the Secured Obligations.

(d)           “Receivables” means all of the Collateral, except Goods, Software, Fixtures, Equipment and Inventory.

2.             As security for the due and punctual payment and performance of the Secured Obligations in full, NewCo hereby agrees that Agent and Lenders shall have, and NewCo hereby grants to and creates in favor of Agent for the benefit of itself, and Lenders, a continuing first priority Lien on and security interest under the Code in and to the Collateral, subject only to Permitted Liens.  Without limiting the generality of Section 4, NewCo further agrees that with respect to each item of Collateral as to which:  (a) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (b) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by NewCo, NewCo will at its expense execute and deliver to Agent and hereby does authorize Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against NewCo and all third parties to secure the Secured Obligations.

3.             NewCo represents and warrants to Agent and Lenders that:  (a) NewCo has good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of Agent for the benefit of itself and the Lenders hereunder and Permitted Liens, all the Collateral is free and clear of any Lien, (c) NewCo will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and NewCo will defend the same against all claims, demands, recoupment, setoffs and counterclaims at any time asserted, provided, however, NewCo shall be permitted to negotiate and settle claims with respect to Accounts and Payment Intangibles so long as such settlement is conducted in the ordinary course of business consistent with NewCo’s customary past practices, no Event of Default has occurred and is continuing and such actions are not prohibited by the Credit Agreement, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by NewCo and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtor or shall be rendered as required in connection therewith, (or for those on behalf of whom the account debtors are obligated on the Accounts) and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, except as otherwise expressly permitted under the Credit Agreement, (f) the exact legal name of NewCo is as set forth on the signature page, (g) the state of incorporation, formation or organization as applicable, of NewCo is as set forth on Schedule A, and (h) Schedule C contains a complete listing of all of NewCo’s trade names, patent applications, patents, trademark applications, trademarks and copyrights that are subject to registration statutes.

4.             NewCo will faithfully preserve and protect Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and will do all such other acts and things and will, upon request therefor by Agent, execute, deliver, file and record, and NewCo hereby authorizes Agent to so file, all such other documents and instruments, including financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and NewCo hereby irrevocably appoints Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for NewCo for the purpose of executing, delivering, filing and recording such items for NewCo and in NewCo’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5.             NewCo covenants and agrees that:

(a)           it will defend Agent’s and Lenders’ right, title and lien on and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and Agent;

(b)           it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c)           it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of Agent’s rights under this Agreement;

(d)           it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 7.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;

(e)           it will:  (i) except for such Collateral delivered to Agent pursuant to this Section or otherwise now or hereafter under the control of Agent, obtain and maintain sole and exclusive possession of the Collateral, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A, unless it shall have given Agent prior written notice and taken any action reasonably requested by Agent to maintain its security interest therein, (iii) notify Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to Agent upon Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon NewCo’s receipt of a request therefor, (iv) deliver to Agent possession of all Collateral the possession of which is required to perfect Agent’s lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance satisfactory to agent evidencing Agent’s control with respect to all Collateral the control or acknowledgment of which perfects Agent’s security interest therein, including Electronic Chattel Paper, Deposit Accounts and Investment Property, and

(vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as Agent may from time to time reasonably require;

(f)            it will promptly furnish to Agent such information and documents relating to the Collateral as Agent may reasonably request, including all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to NewCo’s contracts or the performance thereof, all of the foregoing to be certified upon request of Agent by an authorized officer of such NewCo;

(g)           it shall immediately notify Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by Agent so that all monies due and to become due under such contract shall be assigned to Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;

(h)           NewCo will not change its state of incorporation, formation or organization, as applicable, without obtaining Agent’s advance consent;

(i)            NewCo will not change its name without providing 30 days prior written notice to Agent;

(j)            NewCo shall preserve its corporate existence and shall not:  (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not NewCo, or (ii) sell all or substantially all of its assets;

(k)           if NewCo shall at any time acquire a commercial tort claim, as defined in the Code, NewCo shall immediately notify Agent in a writing signed by NewCo of the details thereof and grant to Agent for the benefit of Lenders in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to Agent and such writing shall constitute a supplement to Schedule B;

(l)            NewCo hereby authorizes Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of NewCo and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments.  NewCo agrees to furnish any such information to Agent promptly upon request.  Any such financing statements, continuation statements or amendments may be signed by Agent on behalf of NewCo if Agent so elects and may be filed at any time in any jurisdiction; and

(m)          NewCo shall at any time and from time to time take such steps as Agent may reasonably request as are necessary for Agent to insure the continued perfection of Agent’s and Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

6.             NewCo assumes full responsibility for taking any and all necessary steps to preserve Agent’s and Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if Agent takes such action for that purpose as NewCo shall request in writing, provided that such requested action will not, in the sole judgment of Agent, impair the security interest in the Collateral created hereby or Agent’s and Lenders’ rights in, or the value of, the Collateral, and provided further that such written request is received by Agent in sufficient time to permit Agent to take the requested action.

7.             The pledge, security interests and other Liens and the obligations of NewCo hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission or delay, willful or otherwise, by Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of NewCo or which would otherwise operate as a discharge of NewCo as a matter of law or equity.  Without limiting the generality of the foregoing, NewCo hereby consents to, and the pledge, security interests and other Liens given by NewCo hereunder shall not, to the extent permitted by Law, be diminished, terminated or otherwise similarly affected by any of the following at any time and from time to time:

(a)           Any lack of genuineness, legality, validity, enforceability or allowability (in any Insolvency Proceeding), or any avoidance or subordination, in whole or in part, of any Credit Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Credit Documents, or any rights of Agent or any other Person with respect thereto;

(b)           Any increase, decrease or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Credit Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Credit Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Credit Document or any of the Secured Obligations;

(c)           Any failure to assert any breach of or default under any Credit Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Credit Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against NewCo or any other Person under or in connection with any Credit Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against NewCo; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d)           Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss or impairment of, or any failure to protect, perfect or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral).  As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e)           Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, NewCo or any other Person; any Insolvency Proceeding with respect to NewCo or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Agent or NewCo or by any other Person in connection with any such proceeding;

(f)            Any defense, setoff or counterclaim which may at any time be available to or be asserted by NewCo or any other Person with respect to any Credit Document or any of the Secured Obligations; or any discharge by operation of law or release of NewCo or any other Person from the performance or observance of any Credit Document or any of the Secured Obligations; and

(g)           Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including NewCo, excepting only full, strict and indefeasible payment and performance of the Secured Obligations in full and irrevocable termination of the Commitments and the Credit Agreement.

8.             To the full extent permitted by law, NewCo hereby waives any and all defenses which NewCo may now or hereafter have based on principles of suretyship, impairment of collateral or the like and NewCo hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, NewCo hereby further waives each of the following:

(a)           All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against NewCo, including the following:  any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor or protest under any Credit Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of NewCo or any other Person to comply with any Credit Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise) or prospects of NewCo or any other Person;

(b)           Any right to any marshalling of assets, to the filing of any claim against such NewCo  or NewCo or any other Person in the event of Insolvency Proceeding, or to the exercise against NewCo or any other Person of any other right or remedy under or in connection with any Credit Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Credit Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Credit Document, and any requirement that NewCo receive notice of any such acceptance; and

(c)           Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of Agent to seek a deficiency against NewCo or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

9.             NewCo hereby waives to the full extent permitted by law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited.  NewCo acknowledges and agrees that the foregoing waivers serve as a material inducement to the agreement of Agent and Lenders to make the Revolving Credit Loans, and that Agent and Lenders are relying on each specific waiver and all such waivers in entering into this Agreement.  The undertakings of NewCo hereunder secure the obligations of itself.  Each Lender and Agent hereby reserve all rights against NewCo.

10.           (a)           At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of NewCo, Agent may at its option take such actions as Agent reasonably deems appropriate:  (i) to attach, perfect, continue, preserve and protect Agent’s and Lenders’ first priority security interest in or Lien on the Collateral, and/or (ii) to inspect, audit and verify the Collateral, including reviewing all of NewCo’s books and records, and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done pursuant to Section 7.1.6 [Visitation Rights] of the Credit Agreement to the extent access to NewCo’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured

Obligations, to be paid by NewCo to Agent for the benefit of Agent and Lenders upon demand; and

(b)           At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of NewCo, Agent may at its option take such action as Agent deems appropriate:  (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of NewCo hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by NewCo to Agent for the benefit of Agent and Lenders upon demand.

11.           After there exists any Event of Default under the Credit Agreement:

(a)           Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including to take over and collect all of NewCo’s Receivables and all other Collateral, and to this end, NewCo hereby appoints Agent, Agent’s officers, employees and agents, as NewCo’s irrevocable, true and lawful attorney-in-fact with all necessary power and authority to:  (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require NewCo to assemble the Collateral and deliver it to Agent or to any place designated by Agent at NewCo’s expense, (iii) receive, open and dispose of all mail addressed to NewCo and notify postal authorities to change the address for delivery thereof to such address as Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of NewCo’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign NewCo’s name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign NewCo’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in Agent’s sole discretion, to fulfill NewCo’s obligations to Agent or Lenders under the Credit Documents or otherwise, (xv) endorse the name of NewCo upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use NewCo’s stationery and sign NewCo’s name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which NewCo has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as Agent may deem appropriate, including extending or modifying the terms of payment of NewCo’s debtors.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.  To the extent permitted by Law, NewCo hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by Agent.

(b)           Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by NewCo that, in the absence of any contrary requirement of Law, 10 days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable.  Such sales may be adjourned from time to time with or without notice.  Agent shall have the right to conduct such sales on NewCo’s premises or elsewhere and shall have the right to use NewCo’s premises without charge for such sales for such time or times as Agent may see fit.  Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c)           NewCo, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements and all other documents and papers Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Credit Documents.  Without limiting the generality of the foregoing, NewCo agrees that in the event Agent on behalf of itself and/or Lenders shall exercise its rights hereunder or pursuant to the other Credit Documents, to sell, transfer or otherwise dispose of, or vote, consent, operate or take any other action in connection with any of the Collateral, NewCo shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by Agent on behalf of itself and/or Lenders or any such rights relating to all or any of the Collateral.  Furthermore, because NewCo agrees that the remedies at law, of Agent on behalf of itself and/or Lenders, for failure of NewCo to comply with this Subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, NewCo agrees that this Subsection (c) may be specifically enforced.

(d)           Agent may request, without limiting the rights and remedies of Agent on behalf of itself and Lenders otherwise provided hereunder and under the other Credit Documents, that NewCo give Agent on behalf of itself and Lenders specific assignments of the accounts receivable of NewCo after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be satisfactory to Agent.

12.           The Lien on the Collateral granted to and created in favor of Agent by this Agreement shall be for the benefit of Agent and Lenders.  Each of the rights, privileges and remedies provided to Agent hereunder or otherwise by Law with respect to NewCo’s Collateral shall be exercised by Agent only for its own benefit and the benefit of Lenders, and any of NewCo’s Collateral or proceeds thereof held or realized upon at any time by Agent shall be applied as set forth in Section 8.2.5 [Application of Proceeds; Collateral Sharing] of the Credit Agreement.  NewCo shall remain liable to Agent and Lenders for and shall pay to Agent for the benefit of itself and Lenders any deficiency which may remain after such sale or collection.

13.           If Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for Agent to store any Collateral on NewCo’s premises, NewCo hereby agrees to lease to Agent on a month-to-month tenancy for a period not to exceed 120 days at Agent’s election, at a rental of $1.00 per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by NewCo.

14.           Upon indefeasible payment in full of the Secured Obligations and the termination of the Revolving Credit Commitments and the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and Agent shall thereupon promptly return to NewCo such of the Collateral and such other documents delivered by NewCo hereunder as may then be in Agent’s possession, subject to the rights of third parties.  Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.           No failure or delay on the part of Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  All waivers under this Agreement must be in writing.  The rights and remedies of Agent under this Agreement are cumulative and in addition to any rights or remedies which Agent may otherwise have, and Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

16.           All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.6 [Notices] of the Credit Agreement.

17.           NewCo agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached as Schedule A is accurate and complete and contains no omission or misrepresentation.  NewCo shall promptly notify Agent of any changes in the information set forth thereon.

18.           NewCo acknowledges that the provisions hereof giving Agent rights of access to books, records and information concerning the Collateral and NewCo’s operations and providing Agent access to NewCo’s premises are intended to afford Agent with immediate access to current information concerning NewCo and its activities, including the value, nature and location of the Collateral so that Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including instituting a replevin action should NewCo refuse to turn over any Collateral to Agent.  NewCo further acknowledges that should NewCo at any time fail to promptly provide such information and access to Agent, NewCo acknowledges that Agent would have no adequate remedy at Law to promptly obtain the same.  NewCo agrees that the provisions hereof may be specifically enforced by Agent and waives any claim or defense in any such action or proceeding that Agent has an adequate remedy at Law.

19.           This Agreement shall be binding upon and inure to the benefit of Agent, Lenders and their respective successors and assigns, and NewCo and its successors and assigns, except that NewCo may not assign or transfer NewCo’s obligations hereunder or any interest herein.

20.           This Agreement shall be deemed to be a contract under the laws of the State of New York and shall, pursuant to New York General Obligations Law 5-1401, for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

21.           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.           NewCo hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal Court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement, and NewCo hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  NewCo hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  NewCo hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on its behalf and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to NewCo in care of the Process Agent at the Process Agent’s address, and NewCo hereby authorizes and directs the Process Agent to receive such service on its behalf.  NewCo agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law.  NewCo further agrees that it shall, for so long as any Commitment or any obligation of any Credit Party to Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 22.  The Process Agent is Borrower’s Managing Director, with an office on the date hereof at 800 Connecticut Avenue, Suite E-403, Norwalk, CT 06854.  NewCo shall produce to Agent evidence of the acceptance by Process Agent of such appointment.

23.           EXCEPT AS PROHIBITED BY LAW, NEWCO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS

AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

24.           This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  NewCo acknowledges and agrees that a telecopy or other electronic transmission to Agent or any Lender of the signature pages hereof purporting to be signed on behalf of NewCo shall constitute effective and binding execution and delivery hereof by NewCo.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have caused this Agreement to be executed and delivered as of the day and year first above set forth.

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Brian E. Johnson	(SEAL)
Brian E. Johnson, President

SIEMENS FIRST CAPITAL COMMERCIAL
FINANCE, LLC, as Agent

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Senior Vice President

SCHEDULE A
TO
SECURITY AGREEMENT

SECURITY INTEREST DATA SUMMARY

1.                                       The chief executive office of NewCo is located at:

2101 S. Arlington Heights Road, Suite 150

Arlington Heights, Illinois 60005

2.                                       NewCo’s true and full name is as follows:  CastleRock Security Holdings, Inc. NewCo uses the following trade names and/or fictitious names: None.

3.                                       NewCo’s form of organization is as follows:  Corporation.

4.                                       NewCo’s state of organization is as follows:  Delaware.

5.                                       NewCo’s EIN # is as follows:  27-3640588.

6.                                       NewCo’s organization ID # with the Delaware Secretary of State is as follows:  4850818.

7.                                       All of NewCo’s personal property which has not been delivered to Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at NewCo’s chief executive office as described in Paragraph 1.

8.                                       All of NewCo’s books and records, including those relating to accounts payable and accounts receivable, are kept at NewCo’s chief executive office as described in Paragraph 1.

SCHEDULE B
TO
SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

SCHEDULE C
TO
SECURITY AGREEMENT

LIST OF REGISTERED PATENTS, TRADEMARKS,

TRADE NAMES AND COPYRIGHTS

1.	Registered Patents:	None.

2.	Trademarks:	None.

3.	Trade Names:	None.

4.	Copyrights:	None